Exhibit 99.1

American Public Education Reports First Quarter 2026 Financial Results and Raises 2026 Full-Year Guidance

CHARLES TOWN, W.V. – May 11, 2026 -- American Public Education, Inc. (the “Company”) (Nasdaq: APEI), a company that transforms lives, advances careers and improves communities by providing online and campus-based postsecondary education to approximately 109,000 students, has reported financial and operational results for the first quarter ended March 31, 2026.

“In the first quarter, we delivered strong results across our key financial metrics. We also took a significant step forward in the institutional combination when we received Higher Learning Commission approval on April 28 to consolidate our APUS, Rasmussen and Hondros College of Nursing programs, locations and operations into a single accredited institution. We remain on pace to complete our planned institutional combination at the start of the third quarter," said Angela Selden, President and Chief Executive Officer of APEI.

Selden concluded, “Q1 2026 is the first quarter of a four-year strategic plan, and the strength of our results gives us the confidence to raise our full-year 2026 guidance on both revenue and adjusted EBITDA. We believe the foundation is built, the strategy is working, and we are just getting started.”

Key First Quarter 2026 Highlights (as Compared to First Quarter 2025)

•	Consolidated revenue of $174.7 million, a 6.2% year-over year increase.

o	Excluding the effect of the sale of GSUSA in July 2025, consolidated revenue would have increased 8.7% when compared to the prior period.

o	Health+ segment revenue growth of 11.0% year-over-year to $85.4 million, primarily driven by increased enrollments and modest price increases.

o	Military+ segment revenue growth of 6.5% year-over-year to $89.4 million, primarily driven by increased registrations.

o	Net income available to common stockholders increased 137.6% to a record $17.7 million, compared to $7.5 million.

•	Adjusted EBITDA increased 37.5% to $29.2 million, compared to $21.2 million.

•	Net income per diluted common share increased 129.3% to $0.94, compared to $0.41.

•	Opened a new Rasmussen University campus in Orlando, Florida, introducing the University’s Practical Nursing Diploma (LPN) program to the Orlando market for the first time.

•	Cash Flows from Operations increased 71.1% to $63.3 million.

Balance Sheet and Liquidity

•	Total cash, cash equivalents, and restricted cash were $221.0 million at March 31, 2026, compared to $176.5 million at December 31, 2025, representing an increase of $44.5 million, or 25.2%.

Debt Refinancing and Repurchase Program

•	On March 9, 2026, the Company refinanced debt, reducing its borrowing rate by 375 basis points at then-current leverage levels. The reduction, combined with a reduction in principal, is expected to generate approximately $3.7 million in annual interest expense savings (excluding debt cost amortization).

•	On March 10, 2026, the Company’s Board of Directors authorized a share repurchase program of up to $50 million in the aggregate of the Company’s common stock. The program replaces the Company’s prior repurchase authorizations. The Company repurchased a total of 17,840 shares through the end of the first quarter.

Registrations and Enrollment

	Q1 2026	Q1 2025	% Change
Military+[1]
For the three months ended March 31,
Net Course Registrations	106,600	102,500	4.0%
Health+ [2]
For the three months ended March 31,
Total Student Enrollment	19,400	18,000	7.8%

1.       Military+ Net Course Registrations represents the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. Excludes students in doctoral programs.

2.       Health+ Total Student Enrollment represents students in an active status as of the full-term census or billing date.

Second Quarter and Full Year 2026 Outlook

The following statements are based on APEI's current expectations. These statements are forward-looking and actual results may differ materially. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law. Refer to APEI's earnings conference call and presentation for further details.

In millions, except enrollment, net registrations and per share data	Second Quarter 2026	Second Quarter 2025
Military+ Net registrations	98,300-100,300 +2.0-4.0% y/y	96,400
Health+ Enrollment	19,600 +7.1% y/y	18,300
Revenue	$170.0 - $172.0	$162.8 Includes $3.4 of GSUSA Revenue
Net Income (Loss) Available to Common Stockholders	$6.5 - $7.5	($0.3)
Adjusted EBITDA	$16.5 - $18.0	$15.1
Diluted Earnings per Share	$0.34 per - $0.39 per share	($0.02)

In millions, except per share data	Full Year 2026	Full Year 2025
Revenue	$686.0 - $696.0	$648.9 Includes $8.0 of GSUSA Revenue
Net Income Available to Common Stockholders	$44.9 - $51.6	$25.3
Adjusted EBITDA	$93.0 - $102.0	$85.7
Diluted Earnings per Share	$2.33 per - $2.68 per share	$1.36 per share
Capital Expenditures	$28.0 - $32.0	$15.9

First Quarter 2026 Earnings Call

The Company will hold a conference call on Monday, May 11, 2026, at 5:00 PM Eastern Time to discuss its financial results for the first quarter ended March 31, 2026.

Date: Monday, May 11, 2026

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

USA International Toll Dial-in: +1 (646) 307-1963

USA – Toll-Free Dial-in: (800) 715-9871

Conference ID: 60598

Webcast: 1Q26 Webcast Link

The Company will also provide a link on its website at https://www.apei.com/overview/default.aspx for those who wish to stream the call via webcast. If dialing in, please call the conference telephone number 5 to10 minutes prior to the start time.

A replay of the conference call will also be available through the Company’s website through May 25, 2026.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation, and amortization), adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses), adjusted EBITDA margin, segment EBITDA, and segment EBITDA margin. APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI's operating profit and cash generation capabilities.

For the three months ended March 31, 2026, and 2025, adjusted EBITDA excludes stock compensation, loss on disposals of long-lived assets, loss on sale of subsidiary, transition services, severance expense, other professional fees, and loss on leases.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures is that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of EBITDA and adjusted EBITDA to the comparable GAAP financial measures that are included in the tables following this press release (under the captions "GAAP Net Income to Adjusted EBITDA" "GAAP Outlook Net Income to Outlook Adjusted EBITDA" and “Education Unit Profile – Segment Summary”) and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its two segments, Military+ and Health+, provides education that transforms lives, advances careers, and improves communities.

Military+ provides online postsecondary education to approximately 89,500 adult learners, directed primarily at the needs of military, veterans, extended military and veteran families, and other public service and service-minded communities through American Public University System, which includes: American Military University and American Public University.

Health+ provides nursing- and health sciences-focused postsecondary education to approximately 19,400 students at 27 campuses in eight states and online through Rasmussen University and Hondros College of Nursing.

Both American Public University System and Rasmussen University are institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education. Hondros College of Nursing is accredited by the Accrediting Bureau of Health Education Schools (ABHES).

Forward Looking Statements

Statements made in this press release regarding American Public Education, Inc. or its subsidiary institutions ("APEI" or the "Company") that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. Forward-looking statements include, without limitation, statements regarding expectations for growth, registration, enrollments, demand, revenues, net income, earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, debt refinancing and share repurchase program, the growth and profitability of APEI, and related growth strategies, and plans with respect to and future impacts of recent, current and future initiatives, including the planned combination of American Public University System, Rasmussen University and Hondros College of Nursing into one consolidated institution.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: APEI's failure to comply with, or adverse actions relating to, regulatory and accrediting agency requirements, including the "90/10 Rule", and to maintain institutional accreditation and the impacts of any actions APEI may take to prevent or correct such failure; changes in the post-secondary education regulatory environment as a result of U.S. federal elections, including any changes by or as a result of actions of the current administration to the operations of the Department of Education or changes to or the elimination or implementation of laws, regulations, standards, policies, and practices; potential or actual government shutdowns and uncertainties in the estimated impacts of any such shutdowns on APEI and Military+ and its prospective and current students, and APEI's inability to mitigate these impacts; government budget and federal workforce uncertainty; the impact, timing, and projected benefits of the planned combination of American Public University System, Rasmussen University, and Hondros College of Nursing into one consolidated institution; APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; changing market demands; declines in enrollments at APEI's subsidiaries; APEI's inability to effectively market its institutions' programs; APEI's inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; the loss or disruption of APEI's ability to receive funds under Title IV or TA programs or the reduction, elimination, or suspension of federal funds; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI's need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI's loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; economic and market conditions and changes in interest rates; difficulties involving acquisitions; APEI's indebtedness, including the refinancing thereof; APEI's dependence on and the need to continue to invest in its technology infrastructure, including with respect to third-party vendors; the inability to recognize the intended benefits of APEI's cost savings and reduction and revenue generating efforts; APEI's ability to manage and limit its exposure to bad debt; and the various risks described in the "Risk Factors" section and elsewhere in APEI's Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Company Contact
Frank Tutalo
Associate Vice President, Public Relations

American Public Education, Inc.
ftutalo@apei.com

Investor Relations
Shannon Devine

MZ North America

Direct: 203-858-8811
APEI@mzgroup.us

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
	(unaudited)

Revenue	$174,738	$164,551
Costs and expenses:
Instructional costs and services	74,630	74,944
Selling and promotional	37,867	35,205
General and administrative	36,290	36,407
Depreciation and amortization	4,154	3,992
Loss on assets held for sale	-	1,527
Loss on disposals of long-lived assets	154	230
Total costs and expenses	153,095	152,305
Income from operations before
interest and income taxes	21,643	12,246
Loss on extinguishment of debt	(1,672)	-
Interest expense, net	(725)	(887)
Income before income taxes	19,246	11,359
Income tax expense	1,515	2,466
Net income	$17,731	$8,893
Preferred stock dividends	-	1,432
Net income available to common stockholders	$17,731	$7,461

Income per common share:
Basic	$0.97	$0.42
Diluted	$0.94	$0.41

Weighted average number of
common shares:
Basic	18,282	17,840
Diluted	18,804	18,417

	Three Months Ended
Segment Information:	March 31,
	2026	2025
Revenue:
Military+ Segment	$89,443	$83,946
Health+ Segment	$85,356	$76,927
Corporate and other[1]	$(61)	$3,678
Income (loss) from operations before
interest and income taxes:
Military+ Segment	$30,718	$24,126
Health+ Segment	$517	$(818)
Corporate and other	$(9,592)	$(11,062)

1. Corporate and Other includes tuition and contract training revenue earned by GSUSA and the elimination of intersegment revenue for courses taken by employees of one segment at other segments.

American Public Education, Inc.
Consolidated Balance Sheet
(In thousands)

	As of March 31, 2026	As of December 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash, cash equivalents, and restricted cash	$220,998	$176,499
Accounts receivable, net of allowance of $21,820 in 2026 and $21,113 in 2025	38,710	65,662
Prepaid expenses	19,152	14,197
Income tax receivable	3,267	3,458
Total current assets	282,127	259,816
Property and equipment, net	68,800	70,598
Operating lease assets, net	54,925	57,686
Deferred income taxes	38,247	39,176
Intangible assets, net	28,221	28,221
Goodwill	59,593	59,593
Other assets, net	6,001	6,328
Total assets	$537,914	$521,418
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,138	$4,822
Accrued compensation and benefits	22,317	22,463
Accrued liabilities	22,643	13,375
Deferred revenue and student deposits	25,193	23,016
Lease liabilities, current	11,182	11,374
Long-term debt, current	5,063	-
Total current liabilities	94,536	75,050
Lease liabilities, long-term	54,010	56,921
Long-term debt, net	83,203	94,665
Total liabilities	$231,749	$226,636

Stockholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 18,411,154 issued and outstanding in 2026; 18,125,860 issued and outstanding in 2025	184	181
Additional paid-in capital	305,750	311,119
Accumulated other comprehensive loss	-	(18)
Retained earnings (accumulated deficit)	231	(16,500)
Total stockholders’ equity	306,165	294,782
Total liabilities and stockholders’ equity	$537,914	$521,418

Segment Summary
($ in millions)

		1Q26	1Q25
	Revenue	$89.4	$83.9
	Operating Income[1]	30.7	24.1
	+ Depreciation and Amortization	1.0	1.0
	EBITDA	$31.8	$25.2
	EBITDA Margin	36%	30%

	Revenue	$85.4	$76.9
	Operating Income[1]	0.5	(0.8)
	+ Depreciation and Amortization	2.7	2.6
	EBITDA	$3.2	$1.9
	EBITDA Margin	4%	2%

	Revenue	$-	$3.7
	Operating Income[1]	-	(2.2)
	+ Depreciation and Amortization	-	0.1
	EBITDA	$-	$(2.1)

Corporate	EBITDA [3]	$(9.2)	$(8.6)

	Consolidated Revenue	$174.7	$164.6
	Consolidated EBITDA	25.8	16.2
	+ Adjustments [2]	3.4	5.0
	Consolidated Adjusted EBITDA	$29.2	$21.2
	Adjusted EBITDA Margin	17%	13%

1.	Operating Income reflects income (loss) from operations before interest, income taxes in our Q1 2026 10-Q.
2.	Adjustments include stock compensation expense, loss on disposals of long-lived assets, loss on assets held for sale, and other professional fees.

3.	Corporate results include unallocated corporate activity and eliminations.

GAAP Net Income to Adjusted EBITDA:

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,
(in thousands)	2026	2025
Net income available to common stockholders	$17,731	$7,461
Preferred dividends	-	1,432
Net income	17,731	8,893
Income tax expense	1,515	2,466
Interest expense, net	725	887
Loss on extinguishment of debt	1,672	-
Depreciation and amortization	4,154	3,992
EBITDA	25,797	16,238

Loss on assets held for sale	-	1,527
Other professional fees	943	989
Stock compensation	2,327	2,263
Loss on disposals of long-lived assets	154	230
Adjusted EBITDA	$29,221	$21,247

GAAP Outlook Net Income to Outlook Adjusted EBITDA:

The following table sets forth the reconciliation of the Company’s outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three months ending June 30, 2026 and twelve months ending December 31, 2026:

	Three Months Ending		Twelve Months Ending
	June 30, 2026		December 31, 2026
(in thousands)	Low	High	Low	High
Net Income	$6,475	$7,493	$44,927	$51,595
Income tax expense	3,071	3,553	16,299	18,631
Interest income, net	(400)	(400)	(300)	(300)
Loss on extinguishment of debt	-	-	1,672	1,672
Depreciation and amortization	4,154	4,154	18,102	18,102
EBITDA	13,300	14,800	80,700	89,700
Stock compensation	2,100	2,100	8,700	8,700
Other professional fees	1,100	1,100	3,400	3,400
Other	-	-	200	200
Adjusted EBITDA	$16,500	$18,000	$93,000	$102,000